Exhibit 4.2

VALLEY NATIONAL BANCORP,

Company,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Trustee

FIRST

SUPPLEMENTAL

INDENTURE

Dated as of

May 14, 2026

TO

SUBORDINATED

INDENTURE

Dated as of

May 14, 2026

6.219% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2036

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THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 14, 2026 (this “Supplemental Indenture”), between Valley National Bancorp, a corporation duly organized and existing under the laws of the state of New Jersey, having its principal office at One Penn Plaza, New York, New York 10119 (hereinafter called the “Company,” which term shall include any successors and assigns pursuant to the terms of this Supplemental Indenture), and U.S. Bank Trust Company, National Association having a corporate trust office at 1255 Corporate Drive, 6th Floor, Irving, Texas 75038, Attention: Valley National Bancorp Administrator (hereinafter called the “Trustee”).

WHEREAS, the Company executed and delivered the Subordinated Indenture (the “Indenture”), dated as of May 14, 2026, to the Trustee, to provide for the issuance from time to time of the Company’s notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its Securities under the Indenture to be known as its “6.219% Fixed-to-Floating Rate Subordinated Notes due 2036” (the “Notes”), the form and substance of and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted on April 21, 2026, has duly authorized the issuance of the Notes and the amendments to the Indenture provided for in this Supplemental Indenture, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 2.1, Section 3.1, Section 3.3 and Article IX of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make each of the Notes, when executed by the Company and authenticated and delivered by the Trustee or an authentication agent, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the Holders of the Notes, as follows:

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ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to be designated Articles, Sections and other subdivisions of this instrument unless the context otherwise requires; the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(b) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture, except to the extent specifically defined herein, in which case the meaning ascribed to it in this Supplemental Indenture shall control; and

(c) Section 1.2 of the Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions:

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

“Administrative or Judicial Action” has the meaning provided in the definition of “Tax Event.”

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1) Compounded SOFR;

(2) the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment; and

(4) the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2) in the case of clauses (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3) in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

If the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) if the Benchmark is Three-Month Term SOFR, the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which the Trustee or banking institutions in New York City or any place of payment are authorized or required by law, regulation or executive order to close; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “business day” means any such day that is also a U.S. Government Securities Business Day.

“Calculation Agent” means the agent appointed by the Company prior to the commencement of the Floating Rate Period (which may include the Company or any of its Affiliates) to act in accordance with Section 2.7. The Company shall initially act as the Calculation Agent.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest period) being established by the Calculation Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of 243 basis points per annum.

“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“DTC” means The Depository Trust Company.

“Federal Reserve” means the Board of Governors of the Federal Reserve System or of any successor appropriate bank regulatory agency.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York (“FRBNY”) at http://www.newyorkfed.org, or any successor source.

“Fixed Rate Interest Payment Date” has the meaning provided in Section 2.7(a).

“Fixed Rate Period” has the meaning provided in Section 2.7(a).

“Fixed Rate Regular Record Date” has the meaning provided in Section 2.7(a).

“Floating Rate Interest Payment Date” has the meaning provided in Section 2.7(b).

“Floating Rate Period” has the meaning provided in Section 2.7(b).

“Floating Rate Regular Record Date” has the meaning provided in Section 2.7(b).

“Interest Payment Date” has the meaning provided in Section 2.7(b).

“interest period” means the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Issue Date to, but excluding, the applicable Interest Payment Date or the Stated Maturity or date of earlier redemption, if applicable.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issue Date” means May 14, 2026.

“Redemption Date” means, with respect to any redemption of the Notes pursuant to Section 2.8, the date fixed for such redemption.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Registered Security” means any Security established pursuant to Section 2.1 which is registered and the transfer or exchange thereof is registrable in the Security Register.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or any successor administrator), on the Federal Reserve Bank of New York’s Website.

“Stated Maturity” has the meaning provided in Section 2.2.

“Tax Event” means the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an

Administrative or Judicial Action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, decision or challenge is announced on or after the original issue date of the Notes, there is more than an insubstantial increase in the risk that interest payable by the Company on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR as published by the Term SOFR Administrator.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the calculation agent in its reasonable discretion).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Tier 2 Capital Event” means the Company’s good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that the Company will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve as then in effect and applicable to the Company, for so long as any Notes are outstanding.

“U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), which may include the Trustee, as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1 Designation and Principal Amount.

There is hereby authorized and established a series of Securities under the Indenture, designated as the “6.219% Fixed-to-Floating Rate Subordinated Notes due 2036.”

Section 2.2 Form and Denomination of Notes.

The definitive form of the Notes and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest and have such other terms as are stated in the form of definitive Notes or in the Indenture, as supplemented by this Supplemental Indenture. The stated maturity date of the Notes shall be June 1, 2036 (the “Stated Maturity”). The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes shall not be issued as Original Issue Discount Securities.

Section 2.3 Initial Limit on Amount of Series.

The Notes shall initially be limited to $500,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the delivery of a Company Order. Following the initial issuance of the Notes, the aggregate principal amount of Notes may be increased as provided in Section 2.5 hereof.

Section 2.4 Rank; Subordination.

The Notes are unsecured and shall rank subordinate and junior, to the extent and in the manner set forth in the Indenture, in right of payment and upon liquidation to any of the Company’s existing and of all the Company’s future obligations to the holders of Senior Debt of the Company. The Notes shall rank equal in right of payment and upon liquidation among themselves and with all of the Company’s other indebtedness that, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such obligations are not superior in right of payment to the Notes or to other indebtedness that is pari passu with, or is not subordinate to, the Notes.

Section 2.5 Further Issues Without Holders’ Consent.

The Company may, without notice to or the consent of the Holders of the Notes, but in compliance with the terms of the Indenture and this Supplemental Indenture, create and issue additional Notes having the same ranking, interest rate, maturity date and other terms as the Notes (other than the date of issuance, the issue price, the initial interest accrual date and the first Interest Payment Date). Any such additional Notes will rank equally and ratably with the Notes. Any such additional Notes, together with the Notes initially issued hereunder, will constitute a single series of Securities for all purposes under the Indenture. Notwithstanding anything to the contrary in the foregoing, no additional Notes may be issued unless (1) the additional Notes will be fungible with the Notes initially issued hereunder for United States securities law purposes, (2) (a) the additional Notes are issued pursuant to a “qualified reopening” of the Notes initially issued hereunder for United States federal income tax purposes, or (b) the Notes initially issued hereunder were, and the additional Notes are, issued without any original issue discount for United States federal income tax purposes and (3) the additional Notes have the same CUSIP number as the Notes initially issued hereunder. No additional Notes may be issued if any Event of Default has occurred and is continuing with respect to the Notes.

Section 2.6 Form and Payment.

Principal of, Additional Amounts, if any, and interest on the Notes shall be payable in USD.

Section 2.7 Interest.

(a) The Notes will bear interest at an initial rate of 6.219% per annum from and including May 14, 2026 to, but excluding, June 1, 2031 or earlier Redemption Date (the “Fixed Rate Period”). Interest accrued on the Notes during the Fixed Rate Period will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2026 (each such date, a “Fixed Rate Interest Payment Date”). The last Fixed Rate Interest Payment Date shall be June 1, 2031, unless the Notes are earlier redeemed. The interest payable during the Fixed Rate Period will be paid to each Holder in whose name a Note is registered at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding the applicable Fixed Rate Interest Payment Date (each such date, a “Fixed Rate Regular Record Date”).

(b) The Notes will bear a floating interest rate from, and including June 1, 2031, to, but excluding, the Stated Maturity or earlier Redemption Date (the “Floating Rate Period”). The floating interest rate will be reset quarterly, and the interest rate for any Floating Rate Period shall be equal to the then-current Three-Month Term SOFR plus 243 basis points for each quarterly interest period during the Floating Rate Period. During the Floating Rate Period, interest on the Notes will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2031 (each such date, a “Floating Rate Interest Payment Date” and, together with a Fixed Rate Interest Payment Date, an “Interest Payment Date”). The interest payable during the Floating Rate Period will be paid to each Holder in whose name a Note is registered at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding the applicable Floating Rate Interest Payment Date (each such date, a “Floating Rate Regular Record Date”). Notwithstanding the foregoing, if Three-Month Term SOFR (or other applicable Benchmark) is less than zero, then Three-Month Term SOFR (or other such Benchmark) shall be deemed to be zero. The Calculation Agent will provide the Company and the Trustee with the interest rate in effect on the Notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark).

(c) The amount of interest payable on any Fixed Rate Interest Payment Date during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, June 1, 2031, and, the amount of interest payable on any Floating Rate Interest Payment Date during the Floating Rate Period will be computed on the basis of a 360-day year on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The Company or the Calculation Agent, as applicable, shall calculate the amount of interest payable on any Interest Payment Date and the Trustee shall have no duty to confirm or verify any such calculation. In the event that any scheduled Interest Payment Date or the Stated Maturity for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date or of principal and interest payable on the Stated Maturity will be postponed to the next succeeding day which is a Business Day (any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date); provided, that in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day. Dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one half cent being rounded upward.

(d) The Company shall take such actions as are necessary to ensure that from the commencement of the Floating Rate Period for so long as any of the Notes remain outstanding there will at all times be a Calculation Agent appointed to calculate Three-Month Term SOFR in respect of each Floating Rate Period. The calculation of Three-Month Term SOFR for each applicable Floating Rate Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s determination of any interest rate and its calculation of interest payments for any period will be maintained on file at the Calculation Agent’s principal offices, will be made available to any Holder of the Notes promptly upon request and will be provided to the Trustee. The Calculation Agent shall have all the rights, protections and indemnities afforded to the Trustee under the Indenture and hereunder. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within 30 days after the giving of notice of resignation by the Calculation Agent, then the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series. The Trustee shall not be under any duty to succeed to, assume or otherwise perform, any duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal or to replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to the Calculation Agent’s duties and obligations hereunder. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent. The Company may appoint itself or any of its Affiliates to be the Calculation Agent.

(e) Effect of Benchmark Transition Event.

(1) If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during such interest period and on all subsequent interest periods. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(2) Notwithstanding anything set forth in Section 2.7(b) above, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth in this Section 2.7(e) will thereafter apply to all determinations of the interest rate on the Notes during the Floating Rate Period. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus 243 basis points.

(3) The Company and the Calculation Agent are expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark and under this Section 2.7(e). Any determination, decision or election that may be made by the Company or the Calculation Agent under the terms of the Notes, including any determination with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period, any determination under the benchmark transition provisions, any determination of a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection (A) will be conclusive and binding on the Holders of the Notes and the Trustee absent manifest error, (B) if made by the Company as Calculation Agent, will be made in the Company’s sole discretion, (C) if made by a Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects and (D) notwithstanding anything to the contrary herein or in the Indenture, shall become effective without consent from the Holders of the Notes, the Trustee or any other party. If the Calculation Agent fails to make any determination, decision or election that it is required to make under the terms of the Notes, then the Company will make such determination, decision or election on the same basis as described above.

(4) The Company (or its Calculation Agent) shall notify the Trustee in writing (i) upon the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date, and (ii) of any Benchmark Replacements, Benchmark Replacement Conforming Changes and other items affecting the interest rate on the Notes after a Benchmark Transition Event.

(5) The Trustee (including in its capacity as Paying Agent) shall have no (i) responsibility or liability for the (A) Three-Month Term SOFR Conventions, (B) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (C) determination or calculation of a Benchmark Replacement, or (D) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (A) through (D) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its Calculation Agent, as applicable, and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company’s or Calculation Agent’s failure to select a Benchmark Replacement or the Calculation Agent’s failure to calculate a Benchmark. The Trustee shall be entitled to rely conclusively on all notices from the Company or its Calculation Agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regards to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Conforming Changes. The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of the Calculation Agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the Calculation Agent. The Trustee shall be entitled to conclusively rely on any determination made, and any instruction, notice, Officers’ Certificate or other instruction or information provided by the Calculation Agent without independent verification, investigation or inquiry of any kind. The Trustee shall not be obligated to enter into any amendment or supplement hereto that adversely impacts its rights, duties, obligations, immunities or liabilities (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes).

(6) If any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

Section 2.8 Redemption.

(a) The Notes are not subject to redemption or prepayment at the option of the Holders. The Notes shall be redeemable, in each case, in whole or in part from time to time, at the option of the Company beginning with the Interest Payment Date on June 1, 2031, but not prior thereto (except upon the occurrence of certain events specified below), and on any Interest Payment Date thereafter, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve (“Federal Reserve Approval”).

(b) In addition, the Company may, at its option, redeem the Notes before the Stated Maturity, in whole, but not in part, subject to obtaining Federal Reserve Approval, upon the occurrence of a Tier 2 Capital Event or a Tax Event, or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.). The Notes may not otherwise be redeemed prior to June 1, 2031. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company. The provisions of Article XI of the Indenture shall apply to any redemption of the Notes pursuant to this Section 2.8. Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the Holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state that it is a partial redemption and the portion of the principal amount thereof to be redeemed, and a replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

(c) Any notice of redemption provided to the Holders of the Notes may be conditional in the Company’s discretion on one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of indebtedness, or other corporate transaction or event, and the Company may delay the Redemption Date until such time as any or all of such conditions have been satisfied or revoked by the Company if it determines that such conditions will not be satisfied. The Company will provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee) if any such redemption has been rescinded or delayed, and upon receipt of an Officers’ Certificate requesting that the Trustee give such notice and setting forth the notice to be given as an exhibit thereto, the Trustee will provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

(d) The Indenture is amended and supplemented, solely with respect to the Notes, by deleting the first sentence of Section 11.4 in its entirety and replacing it with the following sentences:

“Notice of redemption shall be given electronically or by first-class mail, postage prepaid, not less than 10 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing or sending in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.”

Section 2.9 No Sinking Fund.

No sinking fund will be provided with respect to the Notes. In no event shall any Holder of the Notes have the right to require the Company to call, redeem or repurchase the Notes, in whole or in part, and Article XII of the Indenture shall not be applicable to the Notes. Nothing in this Section 2.9 shall limit the ability of Holders of Notes to enforce their rights to the payment of principal, Additional Amounts, if any, and interest on the Notes at maturity as provided in the Notes and in the Indenture, including Section 5.8 of the Indenture.

Section 2.10 Notes Not Convertible or Exchangeable.

The Notes will not be convertible or exchangeable for other securities or property.

Section 2.11 Events of Default.

The Indenture is amended and supplemented, solely with respect to the Notes, by deleting clause (3) of Section 5.1 in its entirety and replacing it with the following clauses:

“(3) default in the payment of any interest upon or any Additional Amounts payable in respect of any Security of such series when such interest becomes or Additional Amounts become due and payable, and such default continues for a period of 30 days; or

(4) default in the payment of the principal of (and premium and Additional Amounts, if any, and interest on) any Security of that series when it becomes due and payable at Maturity or upon redemption, and such default continues for a period of 30 days.”

Section 5.2 of the Indenture is hereby amended and supplemented, solely with respect to the Notes, by deleting it in its entirety and replacing it with the following:

“If an Event of Default under clause (1) or (2) of Section 5.1 with respect to the Notes at the time Outstanding occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes and accrued and unpaid interest thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal shall become immediately due and payable. All Outstanding Notes will become due and payable immediately, only upon an Event of Default specified in clause (1) or (2) of Section 5.1. For the avoidance of doubt, no Event of Default specified in clause (3) or (4) of Section 5.1 of the Indenture, and no default in the performance of any of the Company’s other obligations under the Notes or this Supplemental Indenture or the Indenture, shall permit or result in the acceleration of the principal or interest on the Notes then Outstanding.”

Section 5.3 of the Indenture is hereby amended and supplemented, solely with respect to the Notes, by replacing each reference to “30 days” in clause (4) thereof with “90 days,” such that the Company shall have a period of 90 days after written notice of any breach of a covenant or agreement contained in the Indenture to remedy such breach before the Trustee may seek to enforce its rights and the rights of the Holders of the Notes.

Section 2.12 Global Securities.

The Notes shall be issued as Registered Securities and in the form of one or more permanent global Securities, without coupons, registered in the name of the Depository or its nominee. The initial Depository for the Notes shall be DTC. Except as otherwise provided in Section 3.5 of the Indenture, the global Securities described above may be transferred by the Depository, in whole but not in part, only to a nominee of the Depository, or by a nominee of the Depository to the Depository, or to a successor Depository or to a nominee of such successor Depository.

Owners of beneficial interests in such global Securities will not be considered the Holders thereof for any purpose under the Indenture. The rights of owners of beneficial interests in such global Securities shall be exercised only through the Depository.

Section 2.13 No Additional Amounts.

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (whether as a result of a change in law or otherwise), the Company will not pay Additional Amounts with respect to such tax or assessment.

Section 2.14 Notices to Holders .

Any notices required to be given to Holders of the Notes shall also be given to the Trustee at its Corporate Trust Office.

Section 2.15 Additional Terms.

Other terms applicable to the Notes are as otherwise provided for in the Indenture, as supplemented by this Supplemental Indenture.

ARTICLE III

ORIGINAL ISSUE OF NOTES

Section 3.1 Original Issue of Notes.

The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.

ARTICLE IV

DEFEASANCE

Section 4.1 Satisfaction, Discharge and Defeasance of Securities of Any Series.

The Indenture is amended and supplemented, solely with respect to the Notes, by deleting Article XIII in its entirety and replacing it with the following Section 13.1:

“Section 13.1 [Title]. If pursuant to Section 3.1 of the Indenture provision is made for defeasance of Securities of any series pursuant to this Section 13.1, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of such series and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when

(1) either

(a) with respect to all Outstanding Securities of such series,

(i) the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any), any Additional Amounts, and interest to the Stated Maturity or any Redemption Date as contemplated by the penultimate paragraph of this Section 13.1, as the case may be; or

(ii) with respect to any Series of Securities which are denominated in United States dollars, the Company has deposited or caused to be deposited with the Trustee, U.S. Government Obligations in trust for such purpose, such amount of direct obligations of, or obligations the timely payment of the principal of and interest on which are fully guaranteed by, the United States of America and which are not callable at the option of the issuer thereof as will, together with the income to accrue thereon without consideration of any reinvestment thereof; be sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any), any Additional Amounts, and interest to the stated Maturity or any Redemption Date as contemplated by the penultimate paragraph of this Section 13.1; and

(2) the Company has paid or caused to be paid all other sums payable hereunder with respect to the Outstanding Securities of such series; and

(3) the Company has delivered to the Trustee, an Officers’ Certificate stating that no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities of any such series have been complied with; and

(4) the Company has delivered to the Trustee

(a) a ruling from the Internal Revenue Service or an opinion of independent counsel that the holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(b) if the Securities of such series are then listed on the Nasdaq Global Select Market, an Opinion of Counsel that the Securities of such series will not be delisted as a result of the exercise of this option.

Any defeasance of the Securities pursuant to the Indenture will be subject to the Company’s obtaining Federal Reserve Approval and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve Approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval will be required for such defeasance.

Any deposits with the Trustee referred to in subsection (1)(a) of this Section shall be irrevocable and shall be made under the terms of a trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Securities of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption or repayment provisions or in accordance with any mandatory sinking fund requirement, the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. The Company shall pay and indemnify the Trustee against any tax, fee or other charge properly imposed on or assessed against the Trustee with respect to the cash or U.S. Government Obligations deposited pursuant to this Section 13.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which is held hereunder for the account of the Holders of the outstanding Notes.

Upon the satisfaction of the conditions set forth in this Section 13.1 with respect to all the Outstanding Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, other than the provisions of Sections 3.5, 3.6, and 10.2, other than the right of Holders of Securities of such series to receive, from the trust fund described in this Section, payment of the principal (and premium, if any) of the interest on or any Additional Amounts with respect to such Securities when such payments are due, and the rights, powers, duties and immunities of the Trustee hereunder, shall no longer be binding upon, or applicable to, the Company except those responsibilities and obligations which by the terms of the Indenture survive the termination of the Indenture; provided that the Company shall not be discharged from any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law.”

ARTICLE V

MISCELLANEOUS

Section 5.1 Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to the Notes and shall govern in the event of any difference with the Indenture.

Section 5.2 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 5.3 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 5.4 Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether expressed or not.

Section 5.5 Separability Clause; Entire Agreement.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Indenture, as supplemented by the Supplemental Indenture, and the exhibits hereto set forth the entire agreement and understanding of the Company and the Trustee related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 5.6 Benefits of Indenture.

Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the Holders of the Notes, the parties hereto and their successors hereunder, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 5.7 Governing Law; Submission to Jurisdiction.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN, LOCATED IN THE CITY OF NEW YORK, AND EACH OF THE PARTIES HERETO AND THE HOLDERS BY ACCEPTANCE OF THE NOTES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 5.8 Waiver of Jury Trial.

EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 5.9 Counterparts.

This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.10 Trustee.

The Trustee shall not be responsible in any manner for or in respect of, and makes no representation as to the validity, sufficiency or adequacy of this Supplemental Indenture or the Notes, and it shall not be responsible for any statement of the Company in this Supplemental Indenture or in the Notes. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 5.11 Control by Holders.

The Indenture is amended and supplemented, solely with respect to the Notes, by deleting clause (3) of Section 5.12 in its entirety and replacing it with the following clauses:

(3) such direction is not unduly prejudicial to the rights of other Holders of Securities of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders); and

(4) such direction shall not involve the Trustee in personal liability.

Section 5.12 Supplemental Indentures With Consent of Holders.

The Indenture is amended and supplemented, solely with respect to the Notes, by deleting Section 9.2 in its entirety and replacing it with the following provisions:

No such supplemental Indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall (1) change the Maturity of the principal of, or the Stated Maturity of, or any installment of interest or, any Security, or reduce the principal amount thereof (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the Maturity thereof) or any premium thereon or the rate of interest thereon, or change the method of computing the amount of principal thereof on any date, or change a Place of Payment where, or the coin or currency in which, any Security or any premium thereon or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption or a repayment, on or after the Redemption Date or the repayment date, as the case may be); (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture; (3) modify any of the provisions of this Section, or Sections 5.8, 5.12, 5.13 or Section 10.8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; (4) modify any of the provisions of this Indenture with respect to the subordination of any Security in a manner adverse to the Holders or adverse to the capital treatment of the Securities, except to clarify ambiguities or to meet regulatory requirements for the Securities to qualify as Tier 2 capital or the equivalent for bank regulatory purposes; or (5) modify or affect in any manner adverse to the Holders of the Securities the terms and conditions of the obligation of the Company in respect of the due and punctual payment of the principal of or premium or interest on the Securities.

Section 5.13 Supplemental Indentures Without Consent of Holders.

The Indenture is amended and supplemented, solely with respect to the Notes, by deleting clauses (2) through (9) of Section 9.1 in their entirety and replacing them with the following clauses:

(2) to evidence and provide for the acceptance of appointment by another Person as a successor Trustee hereunder with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.9(2);

(3) to add to the covenants and agreements of the Company for the benefit of the Holders of all or any Notes, or to surrender any right or power herein conferred upon the Company provided that such action shall not adversely affect the interests of the Holders of the Notes as determined in good faith by the Company and evidenced by an Officers’ Certificate;

(4) to add or eliminate Events of Default;

(5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture provided such other provisions shall not adversely affect the interests of the Holders of the Notes in any material respect as determined in good faith by the Company and evidenced by an Officers’ Certificate;

(6) to conform the text of the Indenture or the Notes to any provision of this “Description of Notes” in the prospectus supplement applicable to the Notes at the time of the initial sale thereof;

(7) to secure the Notes or add obligors;

(8) to establish any form or terms of Securities of any series as permitted by Sections 2.1 and 3.1, and to provide for the issuance of any series of Securities as permitted by Section 3.1, and to set forth the terms thereof;

(9) to provide for additional Notes;

(10) to provide for the issuance of uncertificated Notes of one or more series in the place of certificated Notes;

(11) to qualify or maintain qualification of the Indenture under the Trust Indenture Act;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(13) to make any change that does not adversely affect the rights of any Holder of Notes in any material respect as determined in good faith by the Company and evidenced by an Officers’ Certificate; or

(14) to comply with the rules and regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded.

Section 5.14 Merger, Conversion, Consolidation, or Succession to Business.

The Indenture is amended and supplemented, solely with respect to the Notes, by deleting Section 8.1 in its entirety and replacing it with the following provisions:

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the property of the Company as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Company). However, (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed and delivered by the successor Person to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on or any Additional Amounts in respect of all the Securities and the performance of every other covenant of this Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no default, and no event which, after notice or lapse of time or both, would become a default or Event of Default, shall have happened and be continuing; and (3) each of the Company and the successor Person, if applicable, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with, and each document and instrument delivered by the Company and each successor Person pursuant to this Section 8.1 constitutes the legal, valid and binding obligation of the Company and the successor Person.

[Signature page follows on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

VALLEY NATIONAL BANCORP

By:	/s/ Travis Lan
	Name:	Travis Lan
	Title:	Senior Executive Vice President and
Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
	Name:	Michael K. Herberger
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

Exhibit A

FORM OF NOTE

VALLEY NATIONAL BANCORP

6.219% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE JUNE 1, 2036

No.[1]	$[_]

CUSIP No. 919794AH0

ISIN No. US919794AH02

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., THE NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”). EXCEPT AS OTHERWISE PROVIDED IN SECTION 3.5 OF THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO VALLEY NATIONAL BANCORP (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IT IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (“FDIC”) OR ANY OTHER GOVERNMENT AGENCY.

THIS SECURITY IS SUBORDINATED, AS TO PRINCIPAL, INTEREST AND PREMIUM, AND ADDITIONAL AMOUNTS, IF ANY, TO ALL “SENIOR DEBT” OF THE COMPANY, INCLUDING ALL OBLIGATIONS TO THE DEPOSITORS AND GENERAL CREDITORS OF THE COMPANY OR ITS BANK SUBSIDIARY (OTHER THAN OBLIGATIONS TO TRADE CREDITORS INCURRED IN THE ORDINARY COURSE OF THE COMPANY’S BUSINESS). THIS SECURITY IS NOT SECURED BY ANY ASSETS OF THE COMPANY OR BY THE ASSETS OF ANY OF ITS SUBSIDIARIES OR AFFILIATES, IS NOT GUARANTEED BY ANY OF COMPANY’S SUBSIDIARIES OR AFFILIATES.

THIS SECURITY IS ISSUABLE IN DENOMINATIONS OF $1,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. AS PROVIDED IN THE INDENTURE (AS DEFINED BELOW) AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, SECURITIES OF THIS SERIES ARE EXCHANGEABLE FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF SECURITIES OF SUCH SERIES OF A DIFFERENT AUTHORIZED DENOMINATION, AS REQUESTED BY THE HOLDER SURRENDERING THE SAME.

Valley National Bancorp, a New Jersey corporation, and any successor thereto, as provided below (the “Company”), for value received, hereby promises to pay or deliver, as the case may be, to CEDE & CO., or registered assigns, the principal sum of [_] MILLION DOLLARS ($[_])] on June 1, 2036 (the “Stated Maturity Date”), unless redeemed prior to such date. This Security will bear interest at an initial rate of 6.219% per annum from and including May 14, 2026, to, but excluding, June 1, 2031 (the “Fixed Rate Period”), unless redeemed prior to such date. Interest accrued on this Security during the Fixed Rate Period will be payable semi-annually in arrears on June 1 and December 1 of each year (each such date, a “Fixed Rate Interest Payment Date”), with the first such Fixed Rate Interest Payment Date being June 1, 2026, and the last such Fixed Rate Interest Payment Date being June 1, 2031, unless redeemed prior to such date. This Security will bear interest at a floating per annum interest rate from and including June 1, 2031, to, but excluding, the Stated Maturity Date or any earlier redemption date (the

“Floating Rate Period”). The floating interest rate will be reset quarterly, and the interest rate for any Floating Interest Period will be equal to the then-current Benchmark plus 243 basis points. During the Floating Rate Period, interest on this Security will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each such date, a “Floating Rate Interest Payment Date” and, together with a Fixed Rate Interest Payment Date, an “Interest Payment Date”), with the first such Floating Rate Interest Payment Date being September 1, 2031, and the last such Floating Rate Interest Payment Date being the Stated Maturity Date or any earlier redemption date. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. Interest on each Fixed Rate Interest Payment Date is payable to holders of record on the Fixed Rate Regular Record Date pursuant to the Section 2.7 of the First Supplemental Indenture. Interest on each Floating Rate Interest Payment Date is payable to holders of record on the Floating Rate Regular Record Date pursuant to the Section 2.8 of the First Supplemental Indenture.

The interest payable on any Fixed Rate Interest Payment Date during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest payable on any Floating Rate Interest Payment Date during the Floating Rate Period will be computed on the basis of a 360-day year and the number of days actually elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If a Fixed Rate Interest Payment Date or the Stated Maturity Date for this Security falls on a day that is not a Business Day, the interest payable on such Interest Payment Date or the payment of principal and interest on the Stated Maturity Date will be postponed to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the Holder of this Security will not be entitled to any further interest or other payment in respect thereof. However, if a Floating Rate Interest Payment Date falls on a day that is not a Business Day, then such Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

No sinking fund will be provided with respect to this Security. In no event shall any Holder of this Security have the right to require the Company to call, redeem or repurchase this Security, in whole or in part prior to maturity. Nothing in this paragraph, however, shall limit the ability of the Holder of this Security to enforce its rights to the payment of principal and Additional Amounts, if any, and interest on the Security at maturity as provided herein.

Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to Holders of Registered Securities entitled thereto as such Holders shall appear in the Securities Register.

Under certain conditions, the Company may, without notice to or the consent of the Holder of this Security, create and issue additional notes ranking equally with this Security and otherwise the same in all respects (except for the issue date, issue price, initial interest accrual date and first Interest Payment Date); provided that no such additional notes may be issued unless (1) the additional notes are fungible with this Security for United States securities law purposes, (2) (a) the additional notes are issued pursuant to a “qualified reopening” of this Security for United States federal income tax purposes, or (b) this Security was, and the additional notes are, issued without any original issue discount for United States federal income tax purposes and (3) the additional notes have the same CUSIP number as this Security. No additional notes may be issued if any Event of Default has occurred and is continuing with respect to this Security. Such additional notes shall be consolidated and form a single series with this Security.

The Securities shall be issued as registered securities in the form of one or more permanent global Securities, without coupons, registered in the name of the Depository or its nominee. The global Securities described above may be transferred by the Depository, in whole but not in part, only to a nominee of the Depository, or by a nominee of the Depository to the Depository, or to a successor Depository or to a nominee of such successor Depository.

Owners of beneficial interests in such global Securities will not be considered the Holders thereof for any purpose hereunder. The rights of owners of beneficial interests in such global Securities shall be exercised only through the Depository.Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual or facsimile signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual, electronic or facsimile signature.

Valley National Bancorp

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. U.S. Bank Trust Company, National Association, as Trustee

By:

Authorized Signatory

Dated: [•]

REVERSE OF SECURITY

This Security is one of a duly authorized issue of 6.219% Fixed-to-Floating Rate Subordinated Notes due 2036 of the Company (the “Securities”), issued and to be issued in one or more series under a Subordinated Debt Securities Indenture, dated as of May 14, 2026 (the “Base Indenture”), as supplemented by that First Supplemental Indenture, dated as of May 14, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and to which Indenture reference is hereby made for a statement of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.

The Company’s indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his, her or its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes. Each Holder hereof, by his, her or its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

The Indenture contains provisions for defeasance of this Security upon compliance with certain conditions set forth in the Indenture.

If certain Events of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Any Event of Default with respect to this Security may be waived by the Holder hereof, as and if provided in the Indenture. The Company waives demand, presentment for prepayment, notice of nonpayment, notice of protest and all other notices to the extent it may lawfully do so.

The Company may, at its option, redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date, on any Interest Payment Date on or after June 1, 2031. The Company may also, at its option, redeem the Securities before the Stated Maturity Date, in whole, but not in part, subject to obtaining the Federal Reserve Approval, upon the occurrence of a Tier 2 Capital Event, a Tax Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. Any such redemption will be at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. The provisions of Article XI of the Base Indenture and Section 2.8 of the First Supplemental Indenture shall apply to the redemption of any Securities by the Company.

In the event that any payment on the Securities is subject to withholding of any U.S. federal income tax or other tax or assessment (whether as a result of a change in law or otherwise), the Company will not pay Additional Amounts with respect to such tax or assessment.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium and Additional Amounts (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Nothing in this Security, express or implied, shall give to any person, other than the Holders of the Securities, the parties hereto and their permitted successors hereunder, any benefit of any legal or equitable right, remedy or claim hereunder.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

All notices under this Security shall be in writing and in the case of the Company, addressed to the Company at One Penn Plaza, New York, New York 10119 Attention: Chief Financial Officer, or, in the case of the Trustee at 1255 Corporate Drive, 6th Floor, Irving, Texas 75038, Attention: Valley National Bancorp Administrator, or to such other address of the Trustee as the Trustee may notify the holders of the Securities. All notices to the Holder of this Security will be given to the Holder at its address as it appears in the Security Register.

All covenants and agreements by the Company in this Security and the Indenture shall bind the Company’s successors and assigns, including successors by operation of law resulting from a merger or consolidation of the Company, or successors resulting from the transfer of the Company’s assets and liabilities substantially or entirely, to another entity (“Successors”). Any Successor shall expressly assume in writing all the Company’s obligations hereunder prior to becoming a Successor, and upon becoming a Successor, shall perform all the Company’s obligations hereunder and make all payments due hereunder.

In case any provision in this Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY, THE INDENTURE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

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[FORM OF TRANSFER NOTICE]

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert Assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:
(Sign exactly as your name appears on| the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).